Exhibit 99.1

Dolby Laboratories Reports Fourth Quarter and Fiscal Year 2023 Financial Results

SAN FRANCISCO, November 16, 2023 — Dolby Laboratories, Inc. (NYSE:DLB) today announced the company’s financial results for the fourth quarter and full year of fiscal 2023.

“We finished our fiscal year on a solid note,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “We remain confident in our opportunity to drive long term growth in TVs, Mobile, and Automotive as Dolby enabled content continues to proliferate and attract more consumers.”

Fourth Quarter Fiscal 2023 Financial Highlights

•	Total revenue was $290.6 million, compared to $278.2 million for the fourth quarter of fiscal 2022.

•

GAAP net income was $9.2 million, or $0.09 per diluted share, compared to GAAP net income of $27.8 million, or $0.28 per diluted share, for the fourth quarter of fiscal 2022. On a non-GAAP basis, fourth quarter net income, which excludes a restructuring charge of approximately $30 million described in more detail below, was $63.9 million, or $0.65 per diluted share, compared to $52.8 million, or $0.54 per diluted share, for the fourth quarter of fiscal 2022.

•	Cash flow from operations was $85.0 million, compared to $51.3 million for the fourth quarter of fiscal 2022.

•	Dolby repurchased 0.3 million shares of its common stock and ended the quarter with approximately $212 million of stock repurchase authorization available going forward.

Full Year Fiscal 2023 Financial Highlights

•	Total revenue was $1.30 billion, compared to $1.25 billion for the full year of fiscal 2022.

•

GAAP net income was $200.7 million, or $2.05 per diluted share, compared to GAAP net income of $184.1 million, or $1.81 per diluted share, for the full year of fiscal 2022. On a non-GAAP basis, full year net income was $348.0 million, or $3.56 per diluted share, compared to $319.9 million, or $3.14 per diluted share, for the full year of fiscal 2022.

•	Cash flows from operations were $367.1 million, compared to $318.6 million for the full year of fiscal 2022.

•	We held cash, cash equivalents, and investments of $982.3 million as of September 29, 2023.

A complete listing of Dolby’s non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Fourth Quarter Business Highlights

•	Apple debuted its latest iPhones powered by Dolby Vision and Dolby Atmos, including the iPhone 15, iPhone 15 Plus, iPhone 15 Pro, and iPhone 15 Pro Max.

•	Yangwang announced its first car, the Yangwang U8 model, supporting Dolby Atmos.

•	Polytron, the largest TV OEM in Indonesia, launched TVs that support Dolby Vision and Dolby Atmos.

•	Hoichoi, an Indian Over-The-Top platform, adopted Dolby Atmos and Dolby Vision.

•	Honor, a Chinese smart phone manufacturer, recently launched smart phones that support Dolby Vision playback.

•

TCL’s 2024 TV lineup will support Dolby Atmos FlexConnect, a new solution that enables consumers to place wireless speakers, paired with a TV, anywhere in a room and automatically get an immersive Dolby Atmos experience.

Dividend

Today, Dolby announced a cash dividend of $0.30 per share of Class A and Class B common stock, payable on December 5, 2023, to stockholders of record as of the close of business on November 28, 2023.

Financial Outlook

Dolby’s financial outlook relies on estimates of royalty-based revenue that take into consideration the macroeconomic effect of certain events, including supply chain constraints, international conflicts, and consumer demand for electronic products. In addition, actual results could differ materially from the estimates Dolby is providing below due in part to the increased uncertainty resulting from these items as well as the geopolitical instability and continuing concerns around inflation and elevated interest rates. The uncertainty resulting from these factors has greatly reduced its visibility into its future outlook. To the extent possible, the estimates Dolby is providing for future periods reflect certain assumptions about the potential impact of certain of these items, based upon a consideration of currently available external and internal data and information. These assumptions are subject to risks and uncertainties. For more information, see “Forward-Looking Statements” in this press release for a description of certain risks that Dolby faces, and the section captioned “Risk Factors” in its Annual Report on Form 10-K for fiscal 2023, to be filed on or around the date hereof.

Dolby is providing the following estimates for its first quarter of fiscal 2024:

•	Total revenue is estimated to range from $300 million to $330 million.

•	Gross margins are anticipated to range from 89% to 90%.

•	Operating expenses are anticipated to range from $220 million to $230 million on a GAAP basis and from $180 million to $190 million on a non-GAAP basis.

•	Effective tax rate is anticipated to be approximately 23% on a GAAP basis and approximately 20% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $0.44 to $0.59 on a GAAP basis and from $0.80 to $0.95 on a non-GAAP basis.

Dolby is providing the following estimates for the full year of fiscal 2024:

•	Total revenue is expected to be approximately $1.30 billion.

•	Gross margins are anticipated to be approximately 89%.

•	Operating expenses are anticipated to range from $885 million to $895 million on a GAAP basis and from $740 million to $750 million on a non-GAAP basis.

•	Dolby expects operating margins on a GAAP basis to be approximately 20% and on a non-GAAP basis to be approximately 32%.

•	Diluted earnings per share is anticipated to range from $2.30 to $2.45 on a GAAP basis and from $3.60 to $3.75 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss fourth quarter and full year fiscal 2023 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, November 16, 2023. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-888-210-2212 (+1-646-960-0390 for international callers) and entering confirmation code 5587811.

A replay of the call will be available from 5:00 p.m. PT (8:00 p.m. ET) on Thursday, November 16, 2023, until 8:59 p.m. PT (11:59 p.m. ET) on Thursday, November 23, 2023 by dialing 1-800-770-2030 (+1-647-362-9199 for international callers) and entering the confirmation code 5587811. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby management uses, and Dolby provides to investors, certain non-GAAP financial measures as an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations and performance. Specifically, Dolby excludes the following as adjustments from one or more of its non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that Dolby grants. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between its underlying operating results and those of other companies, Dolby excludes stock-based compensation expense.

Amortization of acquisition-related intangibles: Dolby amortizes intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. Dolby records amortization charges relating to these intangible assets in its GAAP financial statements, and Dolby views these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of its acquisitions. As these amortization charges do not directly correlate to its operations during any particular period, Dolby excludes these charges to facilitate an evaluation of its current operating performance and comparisons to its past operating results.

Other operating income adjustments: In the second quarter of fiscal 2022, we recorded an expense of $34.4 million related to a one-time settlement and accrual in connection with indemnification requests under commercial agreements that we assumed as part of an acquisition in 2014 related to our cinema products business. We expect this settlement and related accrual to fully resolve this matter. We have excluded this item as it was an unusual, non-recurring event that is not representative of our normal operating activities and therefore, excluding this amount enables a more effective comparison to our past operating performance.

Restructuring charges: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. For the fourth quarter of fiscal 2023, we excluded from non-GAAP net income and diluted earnings per share a restructuring charge of about $30 million comprised of approximately $13 million for severance and related benefits and an impairment loss of approximately $17 million related primarily to internally developed software for projects we are no longer pursuing. Dolby excludes restructuring costs, including any adjustments to charges recorded in prior periods (which may be credits), as Dolby believes that these costs are not representative of its normal operating activities and therefore, excluding these amounts enables a more effective comparison of its past operating performance and to that of other companies.

Income tax adjustments: The income tax effects of the aforementioned non-GAAP adjustments do not directly correlate to its operating performance so Dolby believes that excluding such income tax effects provides a more meaningful view of its underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby’s management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby’s business, including as a means to evaluate period-to-period comparisons. Dolby’s management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above and below. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, expected financial results for the first quarter of fiscal 2024 and full year fiscal 2024, Dolby’s ability to expand existing business, navigate challenging periods, pursue its long-term growth opportunities, and advance its other long-term objectives are “forward-looking statements” that inherently involve substantial risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of economic conditions on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; the level at which Dolby technologies are incorporated into products and the consumer demand for such products; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; lengthening sales cycles; the impact to the overall cinema market including adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with geopolitical issues and international conflicts; risks associated with trends in the markets in which Dolby operates, including the broadcast, mobile, consumer electronics, PC, and other markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks relating to changing trends in the way that content is distributed and consumed; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to maintaining patent coverage; the timing of Dolby’s receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative products and technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture and cinema industries generally, including the potential impacts of the recent strikes by the WGA and SAG-AFTRA; Dolby’s ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in its Annual Report on Form 10-K filed on or around the date hereof. Dolby may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements. Forward-looking statements are based upon information available to us as of the date of this press release, and while Dolby believes such information forms a reasonable basis for such statements, such information may be limited or incomplete. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. Dolby partners with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby.io.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby.io, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories in the United States and/or other countries. Other trademarks remain the property of their respective owners.

DOLBY LABORATORIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Revenue:
Licensing	$265,203	$249,127	$1,197,930	$1,164,533
Products and services	25,359	29,077	101,814	89,260

Total revenue	290,562	278,204	1,299,744	1,253,793

Cost of revenue:
Cost of licensing	14,556	16,234	64,890	61,597
Cost of products and services	20,996	20,945	87,676	79,763

Total cost of revenue	35,552	37,179	152,566	141,360

Gross profit	255,010	241,025	1,147,178	1,112,433

Operating expenses:
Research and development	70,426	62,070	271,523	261,174
Sales and marketing	90,870	90,202	354,364	358,716
General and administrative	66,612	57,065	258,477	275,315
Restructuring charges	30,596	4,580	47,061	10,623

Total operating expenses	258,504	213,917	931,425	905,828

Operating income	(3,494)	27,108	215,753	206,605

Other income/(expense):
Interest income/(expense), net	9,280	3,199	28,086	6,174
Other income, net	3,247	667	6,214	2,500

Total other income	12,527	3,866	34,300	8,674

Income before income taxes	9,033	30,974	250,053	215,279
(Provision for)/benefit from income taxes	875	(3,215)	(48,409)	(31,381)

Net income including noncontrolling interest	9,908	27,759	201,644	183,898
Less: net (income)/loss attributable to noncontrolling interest	(722)	(3)	(988)	189

Net income attributable to Dolby Laboratories, Inc.	$9,186	$27,756	$200,656	$184,087

Net income per share:
Basic	$0.10	$0.29	$2.10	$1.84
Diluted	$0.09	$0.28	$2.05	$1.81
Weighted-average shares outstanding:
Basic	95,701	97,077	95,771	99,990
Diluted	97,678	98,461	97,733	101,983

DOLBY LABORATORIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands; unaudited)

	September 29, 2023	September 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$745,364	$620,127
Restricted cash	72,602	8,244
Short-term investments	139,148	189,213
Accounts receivable, net	262,245	243,593
Contract assets, net	182,130	176,093
Inventories, net	35,623	23,549
Prepaid expenses and other current assets	50,692	50,075

Total current assets	1,487,804	1,310,894
Long-term investments	97,812	102,514
Property, plant, and equipment, net	481,581	513,481
Operating lease right-of-use assets	40,199	46,530
Goodwill and intangible assets, net	575,836	477,412
Deferred taxes	201,860	183,568
Other non-current assets	94,674	55,149

Total assets	$2,979,766	$2,689,548

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,925	$14,171
Accrued liabilities	351,399	230,237
Income taxes payable	4,769	1,265
Contract liabilities	31,505	18,588
Operating lease liabilities	13,628	13,257

Total current liabilities	422,226	277,518
Non-current contract liabilities	39,997	23,203
Non-current operating lease liabilities	37,020	37,685
Other non-current liabilities	108,339	100,122

Total liabilities	607,582	438,528
Stockholders’ equity:
Class A common stock	53	53
Class B common stock	41	41
Retained earnings	2,391,990	2,297,730
Accumulated other comprehensive loss	(36,984)	(51,641)

Total stockholders’ equity – Dolby Laboratories, Inc.	2,355,100	2,246,183
Noncontrolling interest	17,084	4,837

Total stockholders’ equity	2,372,184	2,251,020

Total liabilities and stockholders’ equity	$2,979,766	$2,689,548

DOLBY LABORATORIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Fiscal Year Ended
	September 29, 2023	September 30, 2022
Operating activities:
Net income including noncontrolling interest	$201,644	$183,898
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82,558	88,461
Stock-based compensation	118,486	114,925
Amortization of operating lease right-of-use assets	12,956	15,148
Amortization of premium on investments	(860)	1,440
Provision for/(benefit from) credit losses	(793)	5,460
Deferred income taxes	(18,337)	(29,465)
Impairment loss on internally developed software	16,225	—
Other non-cash items affecting net income	(2,800)	(5,037)
Changes in operating assets and liabilities:
Accounts receivable, net	47,779	(14,314)
Contract assets, net	347	6,300
Inventories	(13,226)	(11,759)
Operating lease right-of-use assets	(8,817)	266
Prepaid expenses and other assets	3,868	8,760
Accounts payable and accrued liabilities	(52,315)	(33,542)
Income taxes, net	(8,722)	8,446
Contract liabilities	(8,379)	(413)
Operating lease liabilities	(5,818)	(15,399)
Other non-current liabilities	3,285	(4,599)

Net cash provided by operating activities	367,081	318,576

Investing activities:
Purchases of marketable securities	(172,955)	(311,313)
Proceeds from sales of marketable securities	54,964	9,459
Proceeds from maturities of marketable securities	176,833	108,546
Purchases of property, plant, and equipment	(30,339)	(47,928)
Business combinations, net of cash and restricted cash acquired	25,703	(38,171)
Purchases of intangible assets	—	(11,528)
Purchases of other investments	—	(5,000)

Net cash provided by/(used in) investing activities	54,206	(295,935)

Financing activities:
Proceeds from issuance of common stock	47,781	57,848
Repurchase of common stock	(149,276)	(530,486)
Payment of cash dividend	(103,407)	(100,067)
Distribution to noncontrolling interest	(266)	(1,435)
Shares repurchased for tax withholdings on vesting of restricted stock	(31,144)	(36,418)
Payment of deferred consideration for prior business combinations	(500)	—

Net cash used in financing activities	(236,812)	(610,558)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	5,120	(16,744)

Net increase/(decrease) in cash, cash equivalents, and restricted cash	189,595	(604,661)
Cash, cash equivalents, and restricted cash at beginning of period	628,371	1,233,032

Cash, cash equivalents, and restricted cash at end of period	$817,966	$628,371

GAAP to Non-GAAP Reconciliations

(unaudited)

The following tables present Dolby’s GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the fourth quarters of fiscal 2023 and fiscal 2022 and fiscal years ended September 29, 2023 and September 30, 2022:

Net income:	Fiscal Quarter Ended		Fiscal Year Ended
(in thousands)	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
GAAP net income	$9,186	$27,756	$200,656	$184,087
Stock-based compensation (1)	28,195	26,962	118,486	114,925
Amortization of acquisition-related intangibles (2)	3,306	1,829	10,056	9,108
Other operating income adjustments	—	—	—	34,400
Restructuring charges	30,596	4,580	47,061	10,623
Income tax adjustments	(7,339)	(8,367)	(28,249)	(33,235)

Non-GAAP net income	$63,944	$52,760	$348,010	$319,908
(1) Stock-based compensation included in above line items:
Cost of products and services	$388	$413	$1,697	$1,819
Research and development	9,643	8,632	39,472	37,061
Sales and marketing	9,279	9,568	40,038	41,326
General and administrative	8,885	8,349	37,279	34,719
(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$62	$61	$248	$1,464
Cost of products and services	650	851	3,248	3,109
Research and development	—	124	253	507
Sales and marketing	721	793	3,137	3,772
General and administrative	1,873	—	3,170	256

Diluted earnings per share:	Fiscal Quarter Ended		Fiscal Year Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
GAAP diluted earnings per share	$0.09	$0.28	$2.05	$1.81
Stock-based compensation	0.29	0.27	1.21	1.13
Amortization of acquisition-related intangibles	0.03	0.02	0.10	0.09
Other operating income adjustments	—	—	—	0.34
Restructuring charges	0.31	0.05	0.48	0.10
Income tax adjustments	(0.07)	(0.08)	(0.28)	(0.33)

Non-GAAP diluted earnings per share	$0.65	$0.54	$3.56	$3.14
Weighted-average shares outstanding - diluted (in thousands)	97,678	98,461	97,733	101,983

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial measures for the first quarter of fiscal 2024 and full year fiscal 2024 included in this release:

Operating expenses (in millions):	Q1 2024	Fiscal 2024
GAAP operating expenses (low - high end of range)	$220 - $230	$885 - $895
Stock-based compensation	(32)	(128)
Amortization of acquisition-related intangibles	(3)	(12)
Restructuring charges	(5)	(5)

Non-GAAP operating expenses (low - high end of range)	$180 - $190	$740 - $750

Operating margin:	Fiscal 2024
GAAP operating margin	20	% +/-
Stock-based compensation	10%
Amortization of acquisition-related intangibles	1%
Restructuring charges	1%

Non-GAAP operating margin	32	% +/-

Effective tax rate:	Q1 2024
GAAP effective tax rate	23%
Stock-based compensation (low - high end of range)	(2%) - (0%	)
Amortization of acquisition-related intangibles (low - high end of range)	(1%) - 0%
Restructuring charges (low - high end of range)	(1%) - 1%

Non-GAAP effective tax rate	20%

Diluted earnings per share:	Q1 2024		Fiscal 2024
	Low	High	Low	High
GAAP diluted earnings per share	$0.44	$0.59	$2.30	$2.45
Stock-based compensation	0.34	0.34	1.31	1.31
Amortization of acquisition-related intangibles	0.04	0.04	0.14	0.14
Restructuring charges	0.05	0.05	0.05	0.05
Income tax adjustments	(0.07)	(0.07)	(0.20)	(0.20)

Non-GAAP diluted earnings per share	$0.80	$0.95	$3.60	$3.75

Weighted-average shares outstanding - diluted (in millions)	98	98	98	98

Investor Contact:

Peter Goldmacher

415-254-7415

peter.goldmacher@dolby.com

Media Contact:

Rachel Lowery

media@dolby.com